UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2009

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2009, we entered into a second amended and restated escrow agreement or the Second Amended and Restated Escrow Agreement, with CommerceWest Bank, N.A., our escrow agent, in connection with our initial public offering up to 300,000,000 shares of our common stock and 30,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or our offering.

The material terms of the Second Amended and Restated Escrow Agreement amended the first amended and restated escrow agreement, dated August 3, 2009, to include additional capital requirements for subscription proceeds received from residents of the State of Ohio. Pursuant to the Second Amended and Restated Escrow Agreement, subscription proceeds received from residents of Ohio will also be placed in a separate escrow account until such time as we receive subscriptions for our common stock from nonaffiliated purchasers resulting in a total of 2,000,000 shares of common stock sold in our offering.

The material terms of the Second Amended and Restated Escrow Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1. Second Amended and Restated Escrow Agreement between Grubb & Ellis Healthcare REIT II, Inc. and CommerceWest Bank, N.A., dated October 26, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

October 30, 2009	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Second Amended and Restated Escrow Agreement between Grubb & Ellis Healthcare REIT II, Inc. and CommerceWest Bank, N.A., dated October 26, 2009